Exhibit 10.11
Prepared by and return to:
Christina M. Johnson-Boyce
Fowler White Boggs P.A.
501 East Kennedy Blvd., Suite 1700
Tampa, Florida 33602
NOTICE OF FUTURE ADVANCE AND
FIFTH AMENDED AND RESTATED
MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING
Dated as of March 12, 2009
From
SADDLEBROOK RESORTS, INC., a Florida corporation
5700 Saddlebrook Way
Wesley Chapel, Florida 33543
to
SUNTRUST BANK, A Georgia banking corporation
401 East Jackson Street, Commercial Banking — 10th Floor
Tampa, Florida 33602
This document amends and restates that certain Mortgage and Security Agreement dated November 15, 1988, between Borrower, as Mortgagor, and BarclaysAmerican/Business Credit, Inc., as Mortgagee, recorded on November 15, 1988, in Official Records Book 1758, at Page 399; as assigned to NationsBank, N.A. by Assignment of Mortgage recorded July 19, 1993, in Official Records Book 3174, at Page 1270; as modified by (i) First Modification recorded July 31, 1989, in Official Records Book 1828, at Page 21, (ii) Second Modification recorded July 19, 1993, in Official Records Book 3174, at Page 1296; (iii) Notice of Future Advance and Third Modification Agreement recorded August 19, 1994, in Official Records Book 3330, at Page 1231; (iv) Notice of Future Advance, Renewal, Consolidation and Fourth Mortgage Modification Agreement recorded June 27, 1995, in Official Records Book 3442, at Page 1076; (v) Fifth Mortgage Modification and Extension Agreement recorded September 14, 1995, in Official Records book 3473, Page 1421; (vi) Notice of Future Advance, Consolidation and Sixth Mortgage Modification Agreement recorded February 23, 1996, in Official Records Book 3536, at Page 713; and (vii) Seventh Modification recorded December 20, 1996, in Official Records Book 3674, at Page 791; as assigned to Textron Financial Corporation by Assignment of Note, Mortgage and Other Loan Documents recorded June 30, 1998, in Official Records Book 3960, at Page 1422; and as amended and restated by that certain Amended and Restated Mortgage, Security Agreement, and Fixture Filing, dated June 29, 1998, executed by Borrower in favor of Assignor, and recorded June 30, 1998, in Official Records Book 3960, at Page 1436; and as assigned to Mortgagor by that certain Assignment of Note, Mortgage and Other Loan Documents dated November 1, 2004, between Textron Financial Corporation and Mortgagee, and recorded November 4, 2004, in Official Records Book 6096, at Page 1904; and as modified by (viii) Second Amended and Restated Mortgage, Security Agreement and Fixture Filing, dated November 1, 2004, executed by Borrower in favor of Mortgagor, and recorded November 4, 2004, in Official Records Book 6096, at Page 1913; as modified by (ix) Third Amended and Restated Mortgage, Security Agreement and Fixture Filing dated January 31, 2007, and recorded February 8, 2007, in Official Records Book 7381, at Page 65; as modified by (x) Fourth Amended and Restated Mortgage, Security Agreement and Fixture Filing dated November 6, 2008, and recorded November 24, 2008, in Official Records book 7971, at Page 1494, and as further modified by (xi) that certain Partial Release of Mortgage of even date herewith (all references to the Public Records of Pasco County, Florida) (collectively, the “Mortgage”).
All applicable documentary stamp taxes and intangible taxes have been paid on the Mortgage. In addition to the obligations secured under the Mortgage, this document secures a future advance in the amount of $2,500,000. Documentary stamp taxes in the amount of $8,750.00 and non-recurring intangibles taxes in the amount of $5,000.00 are being paid in connection with such future advance upon the recordation of this document.

NOTICE OF FUTURE ADVANCE AND FIFTH AMENDED AND RESTATED
MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING
     THIS NOTICE OF FUTURE ADVANCE AND FIFTH AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING is dated as of March 12, 2009 (together with any extensions, renewals, amendments, modifications or replacements, being referred to herein as the “Mortgage”), by and between SADDLEBROOK RESORTS, INC., a Florida corporation, whose address is 5700 Saddlebrook Way, Wesley Chapel, Florida 33543, as the Mortgagor (hereinafter called the “Borrower”), and SUNTRUST BANK, a Georgia banking corporation, having an office at 401 East Jackson Street, Commercial Banking — 10th Floor, Tampa, Florida 33602, as the Mortgagee (hereinafter called “Lender”).
     This Mortgage is made, executed and delivered under the following circumstances:
     A. Borrower is indebted to Lender in the principal sum of up to Seventeen Million and No/100ths Dollars (U.S. $17,000,000.00) (the “Loan”), together with interest thereon, as evidenced by: (i) that certain Loan Agreement dated November 1, 2004, as modified by that certain Addendum to Loan Agreement dated as of November 1, 2004, as modified by that certain First Amendment to Loan Agreement dated as of January 31, 2007, as modified by that certain Second Amendment to Loan Agreement dated as of November 6, 2008, and as further modified by that certain Third Amendment to Loan Agreement of even date herewith (collectively, the “Loan Agreement”), (ii) that certain Promissory Note dated November 1, 2004, from Borrower to Lender in the amount of Twelve Million and No/100ths Dollars (U.S. $12,000,000.00), together with that certain Future Advance Promissory Note of even date herewith, from Borrower to Lender in the amount of Two Million Five Hundred Thousand and No/100ths Dollars ($2,500,000.00), and that certain Consolidated, Amended and Restated Promissory Note of even date herewith from Borrower to Lender in the amount of Ten Million Six Hundred Thousand and No/100ths Dollars ($10,600,000.00), and (ii) that certain Revolving Line of Credit Promissory Note dated November 1, 2004, from Borrower to Lender in the amount of Five Million and No/100ths Dollars ($5,000,000.00), as modified by that certain Amended and Restated Revolving Line of Credit Promissory Note dated as of January 31, 2007, from Borrower to Lender in the amount of Five Million and No/100ths Dollars ($5,000,000.00), as further modified by those certain letter agreements dated February 20, 2008, February 28, 2008, May 19, 2008, and August 12, 2008, and as further modified by that certain Second Amended and Restated Revolving Line of Credit Promissory Note dated as of November 6, 2008, from Borrower to Lender in the amount of Five Million and No/100ths Dollars ($5,000,000.00); and as further modified by that certain Third Amended and Restated Revolving Line of Credit Promissory Note of even date herewith, from Borrower to Lender in the amount of Two Million Five Hundred Thousand and No/100ths Dollars ($2,500,000.00) (collectively, the “Notes”).
     B. Borrower is the owner of fee simple title to certain lands located in Pasco County, Florida, more particularly described in Exhibit “A” attached hereto and made a part hereof (the “Land”), on which Land Borrower plans certain improvements.

     C. To induce Lender to make the Loan, and to secure payment of the Notes and other obligations described below, Borrower has agreed to execute and deliver this Mortgage.
     NOW, THEREFORE, to secure to Lender (i) the repayment of all sums due under this Mortgage, the Notes, the Loan Agreement and all other loan documents, including any Financial Contracts, now or hereafter made in connection with the Loan, and all extensions, renewals, replacements and amendments thereof, the term “Financial Contract” as used herein to mean (1) an agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap, bond option, interest rate option, foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing); (2) any combination of the foregoing; or (3) a master agreement for any of the foregoing together with all supplements (all of the aforementioned documents in this subsection (i) being, collectively, the “Loan Documents”), (ii) the performance of all terms, conditions and covenants set forth in Loan Documents; (iii) the repayment of all reimbursement obligations due or that may become due under or in connection with any present or future letters of credit issued by Lender for the account of Borrower; and (iv) all other obligations or indebtedness of Borrower to Lender of whatever kind or character and whenever borrowed or incurred, including without limitation, principal, interest, fees, late charges and expenses, including attorneys’ fees (subsections (i), (ii), (iii) and (iv) above collectively constituting the “Liabilities” hereunder), Borrower has mortgaged, granted and conveyed, and by these presents does hereby mortgage, grant and convey, to Lender and its successors and assigns all of Borrower’s right, title and interest now owned or hereafter acquired in and to each of the following (collectively, the “Property” or the “Mortgaged Property”):
     (A) The “Real Estate”, which term includes the Land (as defined above) as well as the Improvements and Appurtenances (as those terms are defined in this Mortgage, below);
     (B) Any and all buildings and improvements now or hereafter erected on the Real Estate (the “Improvements”), which Improvements shall be deemed included in the term “Real Estate”;
     (C) Any and all fixtures, machinery, equipment and other articles of real, personal or mixed property, belonging to Borrower, at any time now or hereafter installed in, attached to or situated in or upon the Real Estate, or the buildings and improvements now or hereafter erected thereon, or used or intended to be used in connection with the Real Estate, or in the operation of the buildings and improvements, plant, business or dwelling situate thereon, whether or not such real, personal or mixed property is or shall be affixed thereto, and all replacements, substitutions and proceeds of the foregoing (all of the foregoing herein called the “Service Equipment”), including without limitation: (i) all appliances, furniture and furnishings; all articles of interior decoration, floor, wall and window coverings; all office, restaurant, bar, kitchen and laundry fixtures, utensils, appliances and equipment; all supplies, tools and accessories; all storm and screen windows, shutters, doors, decorations, awnings, shades, blinds, signs, trees, shrubbery and other plantings; (ii) all building service fixtures, machinery and equipment of any kind whatsoever; all lighting, heating, ventilating, air conditioning, refrigerating, sprinkling, plumbing, security, irrigating, cleaning, incinerating, waste disposal, communications, alarm, fire prevention and extinguishing systems, fixtures, apparatus, machinery and equipment; all elevators, escalators, lifts, cranes, hoists and platforms; all pipes, conduits, pumps, boilers, tanks, motors, engines, furnaces and compressors; all dynamos, transformers and generators; (iii) all building materials, building machinery and building equipment delivered on site to the Real Estate during the course of, or in connection with any construction or repair or renovation of the buildings and improvements; (iv) all parts, fittings, accessories, accessions, substitutions and replacements therefor and thereof; and (v) all files, books, ledgers, reports and records relating to any of the foregoing;
     (D) Any and all leases (including the Tenant Leases (as defined in the Loan Agreement)), subleases, tenancies, licenses, occupancy agreements or agreements to lease all or any portion of the Real Estate, Improvements, Service Equipment or all or any other portion of the Property and all extensions, renewals, amendments, modifications and replacements thereof, and any options, rights of first refusal or guarantees relating thereto (collectively, the “Leases”);
     (E) all rents, income, receipts, revenues, security deposits, escrow accounts, reserves, issues, profits, awards and payments of any kind payable under the Leases or otherwise arising from the Real Estate, Improvements, Service Equipment or all or any other portion of the Property including, without limitation, the Tenant Income (as defined in the Loan Agreement, and any and all minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents (collectively, the “Rents”);
     (F) all of the following property (collectively, the “Contracts”): all accounts, general intangibles and contract rights (including any right to payment thereunder, whether or not earned by performance) of any nature relating to the Real Estate, Improvements, Service Equipment or all or any other portion of the Property or the use, occupancy, maintenance, construction, repair or operation thereof; all management agreements, franchise agreements, utility agreements and deposits, building service contracts, maintenance contracts, construction contracts and architect’s agreements; all maps, plans, surveys and specifications; all warranties and guaranties; all permits, licenses and approvals; and all insurance policies, books of account and other documents, of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale or operation of the Real Estate, Improvements, Service Equipment or all or any other portion of the Property, including all Property Contracts (as defined in the Loan Agreement);
     (G) Any and all estates, rights, tenements, hereditaments, privileges, licenses, easements, reversions, accessions, remainders and appurtenances of any kind benefiting or appurtenant to the Real Estate, Improvements or all or any other portion of the Property; all means of access to and from the Real Estate, Improvements or all or any other portion of the Property, whether public or private; all streets, alleys, passages, ways, water courses, water and mineral rights relating to the Real Estate, Improvements or all or any other portion of the Property; all rights of Borrower as declarant or unit owner under any declaration of condominium or association applicable to the Real Estate, Improvements or all or any other portion of the Property including, without limitation, all development rights and special declarant rights; and all other claims or demands of Borrower, either at law or in equity, in possession or expectancy of, in, or to the Real Estate, Improvements or all or any other portion of the Property (collectively, the “Appurtenances”); and,
     (H) Any and all proceeds of any of the above-described Real Estate, Improvements, Service Equipment, Leases, Rents, Contracts and Appurtenances, which term “proceeds” shall have the meaning given to it in the Florida Uniform Commercial Code, as amended, (the “Code”) and collectively constitute the “Proceeds” herein, and shall additionally include whatever sums of money and other things of value received or receivable by Borrower upon the use, lease, sale, exchange, transfer, collection or other utilization or any disposition or conversion of any of the Real Estate, Improvements, Service Equipment, Leases, Rents, Contracts and Appurtenances, voluntary or involuntary, whether cash or non-cash, including proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and inventory.
     TO HAVE AND TO HOLD the foregoing Property to the proper use and benefit of Lender and its successors and assigns.
     PROVIDED ALWAYS, that if all the Liabilities are paid in full, and each and every representation, warranty, agreement and covenant of this Mortgage and the other Loan Documents are complied with and abided by, then this Mortgage and the estate hereby created shall cease and terminate, and be canceled by Lender of record.
     In furtherance of the foregoing, Borrower covenants and agrees with, and represents to, Lender as follows:
SECTION 1.
FUTURE ADVANCES; PROTECTION OF PROPERTY.
     1.1 This Mortgage shall secure the Liabilities (as defined above), and any and all present or future advances and readvances on account of the Liabilities or any of same, all as made by Lender to or for the benefit of Borrower or the Property within twenty (20) years from the date hereof (whether such advances are obligatory or are made at the option of Bank or otherwise), including, without limitation: (i) principal, interest, late charges, fees and other amounts due on account of the Liabilities or this Mortgage; (ii) all advances by Lender to Borrower or any other person to pay costs of erection, construction, alteration, repair, restoration, maintenance and completion of any improvements on the Property; (iii) all advances made or costs incurred by Lender for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, environmental inspection, audit, testing or compliance costs, and costs incurred by Lender for the enforcement and protection of the Property or the lien of this Mortgage; and (iv) all legal fees, costs and other expenses incurred by Lender by reason of any default or otherwise in connection with the Liabilities. The total amount of the Liabilities that may be so secured may decrease to a zero amount from time to time, or may increase from time to time, but the total unpaid principal balance secured at any one time shall not exceed U.S. $26,200,000.

     1.2 Borrower agrees that if, at any time during the term of this Mortgage or following a foreclosure hereof (whether before or after the entry of a judgment of foreclosure), Borrower fails to perform or observe any covenant or obligation under this Mortgage including, without limitation, payment of any of the foregoing, Lender may (but shall not be obligated to) take such steps as are reasonably necessary to remedy any such nonperformance or nonobservance and provide payment thereof. All amounts advanced by Lender shall be added to the amount secured by this Mortgage and the other Loan Documents (and, if advanced after the entry of a judgment of foreclosure, by such judgment of foreclosure), and shall be due and payable on demand, together with interest at the Default Rate set forth in the Notes, such interest to be calculated from the date of such advance to the date of repayment thereof.
SECTION 2.
BORROWER’S REPRESENTATIONS, WARRANTIES AND COVENANTS.
     2.1. Payment and Performance. Borrower shall (a) pay to Lender all sums required to be paid by Borrower under and in accordance with the stated terms and conditions of the Loan Documents; (b) perform and comply with all terms, conditions and covenants set forth in each of the Loan Documents applicable to Borrower; (c) perform and comply with all of Borrower’s obligations and duties as landlord under any Leases; and, (d) take all reasonable measures as may be required from time to time to maintain the value of the Property as security to Lender.
     2.2. Title Warranties. Borrower hereby warrants that (a) Borrower is the sole owner of the Property in fee simple; (b) Borrower has the right, full power and lawful authority to mortgage, grant, convey and assign the same to Lender in the manner and form set forth herein; and (c) this Mortgage is a valid and enforceable first lien on Borrower’s right, title and interest in the Property and every part thereof.
     Borrower hereby covenants that (a) Borrower shall preserve its title to or interest in the Property, and the validity and priority of the lien of this Mortgage, subject only to such title exceptions regarding the Real Estate as are reflected in Lender’s title insurance policy for the Loan, contrary provisions of the Loan Documents, if any, as to specific parts of the Property, and as Lender may in its sole discretion otherwise approve in writing during the term of this Mortgage, and Borrower shall forever warrant and defend the same to Lender against all claims whatsoever; and (b) Borrower shall execute, acknowledge and deliver all such further documents or assurances as may at any time hereafter be required by Lender to protect the lien of this Mortgage.
     2.3. Insurance.
     Besides title insurance, Borrower shall obtain and maintain at all times throughout the term of this Mortgage the following insurance, with changes in the name and other particulars related to the specific Lender at any given time as such Lender shall require by notice to Borrower upon sale, assignment or other transfer of this Mortgage:
     a. Hazard Insurance, in an amount not less than the Loan amount, with a “New York Standard” or “Union” mortgagee clause naming SunTrust Bank, its successors and/or assigns as Mortgagee/additional loss payee.

     b. Flood Insurance: It must be satisfactorily shown that the property is not in a flood zone or, if it is, a flood insurance policy, or a completed flood insurance application with a paid receipt for one year’s premium, must be provided to Lender prior to the Loan closing. Flood insurance coverage must be in an amount equal to the lesser of the loan amount or the maximum limit available from all sources, naming SunTrust Bank, its successors and/or assigns as mortgagee/additional loss payee. Certificate of Insurance should be sent to SunTrust Bank, P.O. Box 3303, Mail Code 4204, Tampa, Florida 33601 (attn: Commercial Banking Division) for the benefit of SunTrust Bank, its successors and/or assigns.
     c. Worker’s Compensation Insurance meeting applicable legal requirements.
     d. Public Liability Insurance with minimum limits as follows:
$5,000,000.00, Bodily injury, one occurrence.
$5,000,000.00, Property damage, one occurrence.
          This insurance shall not be prejudiced, nor coverage to the mortgagee invalidated:
     (i) by any act or neglect of the owner of any building if the insured is not the owner thereof, or by any act or neglect of any occupant (other than the insured) of any building, when such act or neglect of the owner or occupant is not within the control of the insured; or
     (ii) by failure of the insured to comply with any warranty or condition contained in any endorsement attached to this policy with regard to any portion of the premises over which the insured has no control.
     e. Business Interruption Insurance in such amounts as may be required by Mortgagee from time to time.
     f. Tees and Greens Insurance with minimum coverage of $20,000.00 per golfing green located on the Real Estate.
     Each insurance policy required under this Section shall: (i) be written by an insurance company authorized or licensed to do business in the state within which the Property is located having an Alfred M. Best Company, Inc. rating of “A-” or higher and a financial size category of not less than IX; (ii) be for terms of a least one year, with premium prepaid and receipts thereof provided to Lender upon request; (iii) be subject to the reasonable approval of Lender as to insurance companies, amounts, content, forms of policies and expiration dates; and (iv) name Lender, its successors and assigns: (1) as an additional insured under all liability insurance policies, and (2) as the first Lender, under a standard non-contributory Lender clause, on all property insurance policies and all loss of rents or loss of business income insurance policies.
     Borrower further agrees that each insurance policy: (i) shall provide at least thirty (30) days’ prior written notice to Lender prior to any policy reduction or cancellation for any reason; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender in accordance with the terms of such policy notwithstanding any act or negligence of

Borrower which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of setoff, counterclaim, deduction or subrogation against Borrower; and (iv) shall exclude Lender from the operation of any coinsurance clause.
     At least thirty (30) days prior to the expiration of any insurance policy, Borrower shall furnish evidence satisfactory to Lender that such policy has been renewed or replaced or is no longer required.
     Notwithstanding the foregoing, in the event that Borrower fails to maintain insurance in accordance with this Section 2.3., and Lender elects to obtain insurance to protect its interests hereunder, Lender may obtain insurance in any amount and of any type Lender deems appropriate to protect Lender’s interest only and Lender shall have no duty or obligation to Borrower to maintain insurance in any greater amount or of any other type for the benefit of Borrower. All insurance premiums incurred or paid by Lender shall be at Borrower’s sole cost and expense. Lender’s election to obtain insurance shall not be deemed to waive any Event of Default (as hereinafter defined).
     2.4. Taxes and Other Charges. Borrower shall promptly pay and discharge all taxes, assessments, and other governmental charges of whatever nature imposed upon the making of the Notes or the Mortgage, upon principal advances against the Notes, and/or upon the Property, when the same are respectively due, but in no event after interest or penalties commence to accrue thereon or become a lien upon the Property.
     2.5. Escrows. If required by Lender for reasonable cause at any time during the term of this Mortgage, Borrower shall pay to Lender at the time of each installment due under the Notes, commencing with the first installment due after the date that Lender so requests, sums to establish and maintain escrow accounts with Lender or its designee to be held in escrow to pay the same when due for (a) taxes and assessments levied or assessed against the Property, and/or (b) premiums on the insurance policies required by this Mortgage, all in amounts as estimated from time to time by Lender to be sufficient to pay such taxes and assessments and/or premiums as they become due. Lender shall have the right to require that such escrow items be paid in such a manner as will in each instance result in Lender or its designee’s having received sufficient sums to pay the next installment of such taxes, assessments and premiums, as applicable, one (1) month prior to the date when the same will become due, such sums. If such escrow funds are not sufficient to pay such taxes and assessments and/or insurance premiums, as applicable, as the same become due, Borrower shall pay to Lender, upon request, such additional amounts as Lender shall estimate to be sufficient to make up any deficiency. No amount paid to Lender hereunder shall be deemed to be trust funds but may be commingled with general funds of Lender and no interest shall be payable thereon. Upon the occurrence of an Event of Default, Lender shall have the right, at its sole discretion, to apply any amounts so held against the Liabilities.
     2.6. Transfer of Title. Borrower shall not cause or permit any transfer of the Property or any part thereof, whether voluntarily, involuntarily or by operation of law, nor shall Borrower enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Property. A “transfer” of the Property includes: (a) the direct or indirect sale, transfer or conveyance of the Property or any portion thereof or interest therein; (b) the execution of an installment sale contract or similar instrument affecting all or any portion of the Property.
     2.7. No Encumbrances. Borrower shall not create or permit to exist any mortgage, pledge, lien, security interest (including, without limitation, a purchase money security interest), encumbrance, attachment, levy, or other judicial process on or against the Property or any part thereof (including, without limitation, fixtures and other personalty), whether superior or inferior to the lien of this Mortgage, without the prior written consent of Lender. If any lien or encumbrance is filed or entered without Borrower’s consent, Borrower shall have it discharged of record within thirty (30) days after it is filed or entered.
     2.8. Removal of Fixtures. Borrower shall not remove or permit to be removed from the Property any fixtures presently or in the future owned by Borrower as the term “fixtures” is defined by Florida law, unless such fixtures have been replaced with similar fixtures of equal or greater utility and value.
     2.9. Maintenance and Repair; Alterations.
     (a) Borrower shall (i) abstain from and not permit the commission of waste in or about the Property; (ii) keep the Property in good and substantial repair, working order and condition; (iii) make or cause to be made, as and when necessary, all repairs and replacements, whether or not insurance proceeds are available therefor; and (iv) not remove, demolish, materially alter, discontinue the use of, permit to become vacant or deserted, or otherwise dispose of all or any part of the Property. All alterations, replacements, accessions and additions made to or of the Property shall automatically become a part of the Property and be covered by the lien of this Mortgage.
          (b) Lender, and any persons authorized by Lender, shall have the right, but not the obligation, to enter upon the Property at any reasonable time to inspect and photograph its condition and state of repair. In the event any such inspection reveals, in the sole discretion of Lender, the necessity for any repair, alteration, replacement, clean-up or maintenance, Borrower shall, at the discretion of Lender, either: (i) cause such work to be effected immediately; or (ii) promptly establish a reserve fund with Lender in an amount determined by Lender for the purpose of effecting such work.
     2.10. Compliance with Laws. Borrower agrees to observe, conform and comply, and to cause its tenants to observe, conform and comply with all applicable federal, state, county, municipal and other governmental or quasi-governmental laws, rules, regulations, ordinances, codes, requirements, covenants, conditions, orders, licenses, permits, approvals and restrictions, including without limitation, Environmental Laws (as defined below) and the Americans with Disabilities Act of 1990 (collectively, the “Legal Requirements”), now or hereafter affecting all or any part of the Property, its occupancy or the business or operations now or hereafter conducted thereon, within such time as required by such Legal Requirements. Borrower represents and warrants that, except as otherwise disclosed in reports provided by Borrower to Lender in connection with the Loan, the Property currently is in substantial compliance with all applicable Legal Requirements.

     Without limiting the foregoing provisions of this Section, Borrower shall keep and maintain the Property in compliance with, and shall not cause or permit the Property to be in violation of the Americans with Disabilities Act of 1990 (“ADA”) and any other federal, state or local laws, regulations, guidelines, codes or ordinances relating to the accessibility of properties to persons with disabilities. Borrower warrants that there are no facts, conditions or circumstances affecting the Property which could result in an investigation or inquiry by any federal, state or local government authority or by any person with disabilities with regard to the foregoing. Borrower further warrants and represents (a) that it will provide Lender with prompt written notice of: (1) any investigations or inquiry about the Property’s compliance with the accessibility requirements of the ADA or any other federal, state or local laws, regulations, guidelines, codes or ordinances relating to the accessibility of properties to persons with disabilities; (2) the lodging of any grievance or complaint with or against Borrower, or with any federal, state or local authority charged with the responsibility of enforcing compliance with the accessibility requirements of the ADA or any other federal, state or local laws, regulations, guidelines, codes or ordinances relating to the accessibility of properties to persons with disabilities; (3) the institution of any administrative proceeding which seeks to enforce compliance by Borrower with the accessibility requirements of the ADA or any other federal, state or local laws, regulations, guidelines, codes or ordinances; and (4) the filing of a complaint or charge in a court of competent jurisdiction regarding an alleged violation of the ADA or of any other federal, state or local laws, regulations, guidelines, codes and ordinances regarding accessibility of properties to persons with disabilities; (b) that any construction, modification, renovation or remodeling of the Property shall be undertaken and completed in such manner as to ensure that the Property continues to meet or exceed the requirements of the ADA and any other federal, state or local laws, regulations, guidelines, codes and ordinances with regard to accessibility of properties to persons with disabilities; (c) that Borrower will indemnify and hold Lender harmless from and against, and immediately pay any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to expenses and attorneys’ fees and legal assistants’ fees including such fees and expenses in any appellate or bankruptcy proceeding), arising directly or indirectly, in whole or in part, from any past, present or future failure of Borrower, its employees, agents, contractors, subcontractors or other such persons, to comply with the ADA or any other federal, state, or local laws, regulations, guidelines, codes and ordinances, and to take all required remedial action.
     In the event Lender incurs any losses, damages, claims, costs, fees, penalties, charges, assessments, taxes, fines or expenses, including reasonable attorneys’ fees and legal assistants’ fees, in connection with such deemed non-compliance, such losses, damages, claims, costs, fees, penalties, charges, assessments, taxes, fines or expenses, including reasonable attorneys’ fees and legal assistants’ fees, shall constitute additional Liabilities secured by this Mortgage. The provisions of this Section will survive the foreclosure of this Mortgage or any conveyance in lieu of such foreclosure.

     2.11. Damage, Destruction and Condemnation.
          (a) If all or any part of the Property shall be damaged or destroyed, or if title to or the temporary use of the whole or any part of the Property shall be taken or condemned by a competent authority for any public or quasi-public use or purpose, there shall be no abatement or reduction in the amounts payable by Borrower under the Loan Documents, and Borrower shall continue to be obligated to make such payments.
          (b) If all or any part of the Property is partially or totally damaged or destroyed, Borrower shall give prompt notice thereof to Lender, and Lender may make proof of loss if not made promptly by Borrower. Borrower hereby authorizes and directs any affected insurance company to make payment under such insurance, including return of unearned premiums, to Lender instead of to Borrower and Lender jointly, and Borrower appoints Lender as Borrower’s attorney-in-fact to endorse any draft thereof, which appointment, being for security, is coupled with an interest and irrevocable. Lender is hereby authorized and empowered by Borrower to settle, adjust or compromise, in consultation with Borrower, any claims for loss, damage or destruction to the Property. Borrower shall pay all costs of collection of insurance proceeds payable on account of such damage or destruction. Borrower shall have no claim against the insurance proceeds, or be entitled to any portion thereof, and all rights to the insurance proceeds are hereby assigned to Lender as security for payment of the Liabilities. Lender shall have the option, in its sole discretion, of paying or applying all or any part of the insurance proceeds to: (i) reduction of the Liabilities; (ii) restoration, replacement or repair of the Property in accordance with Lender’s standard construction loan disbursement conditions and requirements; or (iii) Borrower.
          (c) Immediately upon obtaining knowledge of the institution of any proceeding for the condemnation of all or any part of the Property, Borrower shall give notice to Lender. Borrower shall, at its sole cost and expense, diligently prosecute any such proceeding and shall consult with Lender, its attorneys and experts, and shall cooperate with it in the defense of any such proceeding. Lender may participate in any such proceeding, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall not, without Lender’s prior written consent, enter into any agreement (i) for the taking or conveyance in lieu thereof of all or any part of the Property, or (ii) to compromise, settle or adjust any such proceeding. All awards and proceeds of condemnation are hereby assigned to Lender, and Borrower, upon request by Lender, agrees to make, execute and deliver any additional assignments or documents necessary from time to time to enable Lender to collect the same. Such awards and proceeds shall be paid or applied by Lender, in its sole discretion, to: (i) reduction of the Liabilities; (ii) restoration, replacement or repair of the Property in accordance with Lender’s standard construction loan disbursement conditions and requirements; or (iii) Borrower.
          (d) Nothing herein shall relieve Borrower of its duty to repair, restore, rebuild or replace the Property following damage or destruction or partial condemnation if no or inadequate insurance proceeds or condemnation awards are available to defray the cost of repair, restoration, rebuilding or replacement.
     2.12. Required Notices of Specific Events. Borrower shall notify Lender within ten (10) days of: (a) receipt of any notice from any governmental or quasi-governmental authority relating to the structure, use or occupancy of the Property or alleging a violation of any Legal Requirement; (b) a substantial change in the occupancy or use of all or any part of the Property; (c) receipt of any notice from the holder of any lien or security interest in all or any part of the Property; (d) commencement of any litigation affecting or potentially affecting the financial ability of Borrower or the value of the Property; (e) a pending or threatened condemnation of all or any part of the Property; (f) a fire or other casualty causing damage to all or any part of the Property; (g) receipt of any notice with regard to any release of Hazardous Substances (as hereinafter defined or any other environmental matter affecting the Property or Borrower’s interest therein; (h) receipt of any request for information, demand letter or notification of potential liability from any entity relating to potential responsibility for investigation or clean-up of Hazardous Substances on the Property or at any other site owned or operated by Borrower; (i) receipt of any notice from any tenant of all or any part of the Property alleging a default, failure to perform or any right to terminate any Lease or to set-off rents; or (j) receipt of any notice of the imposition of, or of threatened or actual execution on, any lien on or security interest in all or any part of the Property.
     2.13. Books and Records; Inspection. Borrower shall keep and maintain (a) complete and accurate books and records, in accordance with generally accepted accounting principles consistently applied, reflecting all items of income and expense in connection with the operation of the Property, and (b) copies of all written contracts, leases and other agreements affecting the Property. Lender or its designated representatives shall, upon reasonable prior notice to Borrower, have the right of entry and free access to the Property during business hours (which may be without notice in any case of emergency) to inspect the Property and to examine and audit all records of Borrower relating to the Property, regardless of the nature thereof.
     2.14. Limited Right to Reappraise. Lender shall have the right to conduct or have conducted by an independent appraiser acceptable to Lender appraisals of the Property in form and substance satisfactory to Lender at Lender’s cost, as reasonably necessary during the term of the Loan.
     2.15. Recordation. This Mortgage, and any amendments thereto, shall be recorded and filed at Borrower’s expense, in such manner and in such places as Lender may reasonably determine, and Borrower will promptly pay such recording and filing fees, and all taxes (including interest and penalties) and other charges, as are imposed by any Legal Requirements on or on account of this Mortgage and any amendments, and will indemnify Lender as to same.
SECTION 3.
SECURITY AGREEMENT
     3.1 This Mortgage constitutes a security agreement under the Code and shall be deemed to constitute a fixture financing statement. Borrower hereby grants to Lender a security interest in the personal and other property (other than real property) included in the Property, and all replacements of, substitutions for, and additions to, such property, and the proceeds thereof. Borrower hereby unconditionally authorizes Lender, at Borrower’s expense, to deliver, file and refile any financing or continuation statements or other security agreements or instruments that Lender may require from time to time to perfect, confirm or maintain the lien of this Mortgage with respect to such property. To the extent that the Florida Code provides that such financing or continuation statements or other security agreements may be filed and be fully effective without Borrower’s executing the same, then Lender is hereby authorized to file the same, unexecuted by Borrower, and such filing will have the same force and effect as if Borrower had executed the same. Otherwise, Borrower shall promptly execute and deliver to Lender such financing or continuation statements or other security agreements as Lender may request from time to time. Without limiting the foregoing, Borrower hereby irrevocably appoints Lender attorney-in-fact for Borrower to execute, deliver and file such instruments for or on behalf of Borrower at Borrower’s expense, which appointment, being for security, is coupled with an interest and shall be irrevocable.
SECTION 4.
ASSIGNMENT OF LEASES.
     4.1. Borrower’s Assignment of Rents, Leases and Contract Rights, made in favor of Lender to further secure the Loan, is dated on or about the same date as this Mortgage and intended for recordation in the same public records. That Assignment is hereby incorporated by reference as a part hereof, to the same force and effect as if fully set forth herein.
SECTION 5.
DECLARATIONS OF NO OFFSET
     5.1 Borrower represents to Lender that Borrower has no knowledge of any offsets, counterclaims or defenses to the Liabilities either at law or in equity. Borrower shall, within twenty (20) days upon request by mail, facsimile or electronic mail, furnish to Lender or Lender’s designee in each instance a written statement in form satisfactory to Lender stating the amount due under the Liabilities, whether there are offsets or defenses against the same and, if so, the nature and extent thereof.
SECTION 6.
ENVIRONMENTAL MATTERS.
     6.1. Definitions. As used herein, “Environmental Laws” shall mean all existing or future federal, state and local statutes, ordinances, regulations, rules, executive orders, standards and requirements, including the requirements imposed by common law, concerning or relating to industrial hygiene and the protection of health and the environment including but not limited to: (a) those relating to the generation, manufacture, storage, transportation, disposal, release, emission or discharge of Hazardous Substances (as hereinafter defined); (b) those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Property; and (c) those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about the Property. Any terms mentioned herein which are defined in any Environmental Law shall have the meanings ascribed to such terms in said laws; provided, however, that if any of such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

     6.2. Environmental Representations, Warranties and Covenants. Borrower represents, warrants, covenants and agrees that, except as otherwise set forth in any environmental report provided to Lender by Borrower or obtained by Borrower:
          (a) To the best of Borrower’s knowledge, without inquiry, and except as set forth in that certain Environmental Assessment Checklist dated October 29, 2004, and any other document delivered to Lender prior to the date hereof, neither Borrower nor the Property or any occupant thereof is in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority pertaining to any Environmental Law. Borrower shall not cause or permit the Property to be in violation of, or do anything which would subject the Property to any remedial obligations under, any Environmental Law, and shall promptly notify Lender in writing of any existing, pending or threatened investigation or inquiry by any governmental authority in connection with any Environmental Law. In addition, Borrower shall provide Lender with copies of any and all material written communications with any governmental authority in connection with any Environmental Law, concurrently with Borrower’s giving or receiving of same.
          (b) Borrower has taken all steps necessary to determine and has determined that there has been no release, spill, discharge, leak, disposal or emission (individually a “Release” and collectively, “Releases”) of any Hazardous Material, Hazardous Substance or Hazardous Waste, including gasoline, petroleum products, explosives, toxic substances, solid wastes and radioactive materials (collectively, “Hazardous Substances”) at, upon, under or within the Property. The use which Borrower or any other occupant of the Property makes or intends to make of the Property will not result in Release of any Hazardous Substances on or to the Property. During the term of this Mortgage, Borrower shall take all steps necessary to determine whether there has been a Release of any Hazardous Substances on or to the Property and, if Borrower finds a Release has occurred, Borrower shall remove or remediate the same promptly upon discovery at its sole cost and expense.
          (c) The Property has never been used by the present or previous owners and/or operators nor will be used in the future to refine, produce, store, handle, transfer, process, transport, generate, manufacture, heat, treat, recycle or dispose of Hazardous Substances.
          (d) The Property: (i) is being and has been operated in compliance with all Environmental Laws, and all permits required thereunder have been obtained and complied with in all respects; and (ii) does not have any Hazardous Substances present excepting small quantities necessary for the operation of the medical service activities of Borrower and its tenants, and the same are and will be handled in accordance with applicable Environmental Laws (“Permitted Substances”).
          (e) Borrower will and will cause its tenants to operate the Property in compliance with all Environmental Laws and, other than Permitted Substances, will not place or permit to be placed any Hazardous Substances on the Property.
          (f) No lien has been attached to or threatened to be imposed upon the Property, and there is no basis for the imposition of any such lien based on any governmental action under

Environmental Laws. Neither Borrower nor any other person has been, is or will be involved in operations at the Property which could lead to the imposition of environmental liability on Borrower, or on any subsequent or former owner of the Property, or the creation of an environmental lien on the Property. In the event that any such lien is filed, Borrower shall, within (30) days from the date that the Borrower is given notice of such lien (or within such shorter period of time as is appropriate in the event that steps have commenced to have the Property sold), either: (i) pay the claim and remove the lien from the Property; or (ii) furnish a cash deposit, bond or other security satisfactory in form and substance to Lender in an amount sufficient to discharge the claim out of which the lien arises.
     6.3. Right to Inspect and Cure. Lender shall have the right to conduct or have conducted by its agents or contractors such environmental inspections, audits and tests as Lender shall deem necessary or advisable from time to time at the sole cost and expense of Borrower; provided, however, that Borrower shall not be obligated to bear the expense of such environmental inspections, audits and tests so long as (a) no Event of Default exists, and (b) Lender has no reasonable cause to seek a determination whether there has been a Release or threatened Release of Hazardous Substances at the Property or that Borrower or the Property is in violation of any Environmental Law, and the results of the inspections, audits and tests commissioned by Lender establish that there has been no Release or threatened Release of Hazardous Substances at the Property and that Borrower and the Property are not in violation of any Environmental Law.
     The cost of such inspections, audits and tests, if chargeable to Borrower as aforesaid, shall be added to the Liabilities and secured by this Mortgage.
     Borrower shall, and shall use its best efforts to cause each of its tenants at the Property to, cooperate with such inspection efforts; such cooperation shall include, without limitation, supplying all information requested concerning the operations conducted and Hazardous Substances located at the Property.
     In the event that Borrower fails to comply with any Environmental Law, Lender may, in addition to any of its other remedies under this Mortgage, cause the Property to be in compliance with such laws and the cost of such compliance shall be added to the Liabilities secured by this Mortgage.
SECTION 7.
EVENTS OF DEFAULT.
     The occurrence of any of the following shall, in each instance, constitute a default (each, an “Event of Default”) under this Mortgage:
     7.1 Non-payment when due of any sum required to be paid to Lender under any of the Loan Documents, including without limitation, the Notes.
     7.2 A breach by Borrower of any other term, covenant, condition, obligation or agreement under this Mortgage, and the continuance of such breach for a period of thirty (30)

days after written notice thereof shall have been given to Borrower. However, if the nature of the breach is such that, despite Borrower’s duly diligent efforts to cure the breach, the same is essentially impervious to cure within the aforesaid period, then Borrower shall have a reasonable time (not to exceed 60 days after Lender’s notice mentioned above) to cure the breach, provided that, and only if, Borrower commences cure within the aforesaid period, and continuously and diligently seeks to complete such cure to completion.
     7.3 An Event of Default under any of the other Loan Documents;
     7.4 Any representation or warranty made by Borrower or by any other “Obligor” (as such term is defined in the Notes) in any Loan Document or to induce Lender to enter into the transactions evidenced hereby or contemplated hereunder shall prove to have been false, incorrect or misleading in any material respect as of the date when made.
     7.5 The filing by or against Borrower or any other Obligor of a petition seeking relief, or the granting of relief, under the Federal Bankruptcy Code or any similar federal or state statute; any assignment for the benefit of creditors made by Borrower; the appointment of a custodian, receiver, liquidator or trustee for Borrower or for any of the property of Borrower, or any action by Borrower to effect any of the foregoing; or if Borrower becomes insolvent or is not paying its debts generally as they become due.
     7.6 The death of any individual Obligor; or the dissolution, liquidation, merger, termination or suspension of business, consolidation or reorganization of Borrower or any other Obligor that is an entity or partnership, or the institution of any proceeding to effect any of same.
     7.7 A default under any other obligation by Borrower in favor of Lender, or under any document securing or evidencing such obligation, whether or not such obligation is secured by the Property or any part thereof.
     7.8 The filing, entry or issuance of any judgment, execution, garnishment, attachment, distraint or lien against Borrower or any other Obligor, or any of their property, subject to the provisions of Section 2.7 hereof regarding such matters arising without consent if applicable.
     7.9 A default under any other obligation to a third party under a written agreement calling for payment of money which is secured by the Property or any part thereof.
     7.10 Any change in control with respect to Borrower or any other Obligor.
     7.11 A determination by Lender of the occurrence of a material adverse change in the financial condition of Borrower or any other Obligor.
     7.12 Any material impairment or deterioration of the value of the Property.
     7.13 The sale of all or substantially all of the assets of Borrower or any Obligor other than in the ordinary course of business.
     7.14 Any other act or circumstance that causes Lender to deem itself insecure.

SECTION 8.
LENDER’S REMEDIES.
     If an Event of Default occurs at any time, Lender may take any of the following actions in each instance:
     8.1. Acceleration. Lender may declare the entire amount of the Liabilities immediately due and payable, without presentment, demand, notice of any kind, protest or notice of protest, all of which are expressly waived, notwithstanding anything to the contrary contained in any of the Loan Documents. Lender may charge and collect interest from the date of default on the unpaid balance of the Liabilities, at the Default Rate set forth in the Notes (provided that, if no Default Rate is specifically provided in the Notes, the Default Rate shall be the maximum rate of interest allowed, from time to time, by applicable law). In addition, any and all accelerations of any portion of the remaining principal balance of the Liabilities (including, without limitation, foreclosure by Lender under this Mortgage) shall (unless inconsistent with the provisions of the Notes respecting the same) include and be subject to the prepayment provisions of the Notes, if any.
     8.2. Possession. Lender may enter upon and take possession of the Property, with or without legal action, lease all or any parts of the Property, collect therefrom all rentals and, after deducting all reasonable costs of collection and administration expense, apply the net rentals to any one or more of the following items in such manner and in such order of priority as Lender, in Lender’s sole discretion, may elect: the payment of any sums due for any prior lien, taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges, to the maintenance, repair or restoration of the Property, or to reduce the Liabilities (whether the principal sums thereof, or interest or other charges thereon). Lender is hereby given full authority to do any act that Borrower could lawfully do in connection with the management and operation of the Property. This covenant is effective either with or without any action brought to foreclose this Mortgage, and without applying for a receiver of rents.
     8.3. Foreclosure. Lender may institute any one or more actions of mortgage foreclosure against all or any part of the Property, or take such other action at law, equity or by contract for the enforcement of this Mortgage and realization on the Property security herein or elsewhere provided for the Liabilities, or any part thereof, to the fullest extents that applicable law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Liabilities. The unpaid balance of any judgment shall bear interest at the greater of (a) the statutory rate provided for judgments, or (b) the highest rate permitted under Florida law. Without limiting the foregoing, Lender may foreclose this Mortgage and exercise its rights as a secured party for all or any portion of the Liabilities which are then due and payable, subject to the continuing lien of this Mortgage for the balance not then due and payable. In case of any sale(s) of any of the Property by judicial proceedings, the Property may be sold in one lot parcel, or in as many lots, parcels, manner or order, as Lender in its sole discretion may elect. Borrower, for itself and anyone claiming by, through or under it, hereby agrees, to the fullest extent not expressly precluded by applicable law. that Lender shall in no manner, whether in law or in equity, be limited except as herein provided in the exercise of its rights as a secured party in the Property, or in any other security hereunder or otherwise pertaining to the Liabilities or any other obligation secured by this Mortgage, whether by any statute, rule or precedent which may otherwise require said security to be marshalled in any manner and Borrower, for itself and others as aforesaid, hereby expressly waives and releases any right to or benefit thereof. The failure to make any tenant or any other third party a defendant to a foreclosure proceeding shall not be asserted by Borrower as a defense in any proceeding instituted by Lender to collect the Liabilities or any deficiency remaining unpaid thereafter.
     8.4. Appointment of Receiver. Lender may petition a court of competent jurisdiction to appoint one or more receivers of the Property or parts thereof. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Borrower at the time of application for such receiver, without regard to the then-value of the Property, or whether Borrower has committed waste or allowed deterioration of the Property, and Lender or any agent of Lender may be appointed as such receiver. Borrower hereby agrees that Lender shall, unless patently unreasonable, be presumed to have such a special interest in the Property that Lender’s rights and security interests genuinely require the appointment of such receiver(s) to protect that special interest and prevent the Property from waste, deterioration and diminution of the Property’s value as security hereunder; accordingly, Borrower further agrees that it shall not contest the appointment of a receiver(s) and hereby so stipulates to such appointment pursuant to this Section. Such receiver(s) shall have the power to perform all of the acts permitted Lender pursuant to Section 8.2 above and such other powers which may be necessary or customary in such cases for the protection, possession, control, management and operation of the Property during such period, in furtherance of Lender’s rights to collect all of the Liabilities and, pending such collection, to have all lawful recourse to the Property and the due and proper preservation and function thereof as security for the Liabilities.
     8.5. Rights as a Secured Party. Lender shall have, in addition to other rights and remedies available at law or in equity, the rights and remedies of a secured party under the Code. Lender may elect to foreclose such of the Property as then comprise fixtures pursuant either to the law applicable to foreclosure of an interest in real estate or to that applicable to personal property under the Code. To the extent permitted by law, Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.
     8.6. Excess Monies. Lender may apply on account of the Liabilities any unexpended monies still retained by Lender that were paid by Borrower to Lender for the payment of, or as security for the payment of, taxes, assessments or other governmental charges, insurance premiums, or any other legitimate charges pertaining to the Property or the performance of the obligations of Borrower under the Loan Documents.
     8.7. Other Remedies. Lender shall have the full right and option, exercisable from time to time, to bring one or more appropriate actions to recover any sums required to be paid by Borrower under the terms of this Mortgage as they become due, without regard to whether or not any other Liabilities shall be due, and without prejudice to the right of Lender thereupon or thereafter to seek mortgage foreclosure(s), or any other action(s), for any default by Borrower existing at the time the earlier action was commenced. In addition, Lender shall have the right to set-off all or any part of any amount due by Borrower to Lender under any of the Liabilities against any indebtedness, liabilities or obligations owing by Lender in any capacity to Borrower, including without limitation any obligation to disburse to Borrower any funds or other property on deposit with or otherwise in the possession, control or custody of Lender.
SECTION 9.
MISCELLANEOUS.
     9.1. Notices. All notices and communications under this Mortgage shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in this Mortgage. Notice shall be deemed to have been given and received: (a) if by hand delivery, upon delivery; (b) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (c) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.
     9.2. Remedies Cumulative. The rights and remedies of Lender as provided in this Mortgage or in any other Loan Document shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Lender at law or in equity. The failure, at any one or more times, of Lender to assert the right to accelerate the maturity of the Liabilities or any thereof, grant any extension of time for payment of the Liabilities or any thereof, take other or additional security for the payment thereof or any thereof, release any security, change any of the terms of the Loan Documents, or waive or fail to exercise any right or remedy under any Loan Document, whether in whole or in part, shall not in any way affect this Mortgage or the rights of Lender hereunder or under any of the other Loan Documents.
     9.3. No Implied Waiver. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.
     9.4. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Mortgage shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be legally possible.
     9.5. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Mortgage shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns and are intended and shall be held to be real covenants running with the Property, including the Real Estate; provided, however, that this Mortgage cannot be assigned by Borrower without the prior written consent of

Lender, and any such assignment or attempted assignment by Borrower in the absence of such prior written consent shall be void and of no effect with respect to Lender.
     9.6. Modifications. This Mortgage may not be supplemented, extended, modified or terminated except by an agreement in writing signed by Borrower and Lender.
     9.7. Commercial Loan. Borrower represents and warrants that the loans or other financial accommodations included as Liabilities secured by this Mortgage were not obtained for residential, personal, consumer or household purposes.
     9.8. Governing Law. Except as expressly provided in the Loan Documents, and to the extent that the validity, construction or enforcement of Lender’s security instruments for the Loan may be controlled by the laws of another State notwithstanding an express agreement to the contrary, the Loan Documents (including this instrument) shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to choice or conflict of laws principles.
     9.9. Joint and Several Liability. If Borrower consists of more than one person or entity, the word “Borrower” shall mean each of them, and their liability shall be joint and several in all respects.
     9.10. Disclosure of Financial Information. Lender is hereby authorized to disclose any financial or other information about the undersigned party(ies) to any regulatory body or agency having jurisdiction over Lender; to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender to the undersigned party(ies); and, as required by legal process. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history, and any financial or other information about the undersigned party(ies) that Lender may have or lawfully obtain. The provisions of this Section shall survive termination of this document, and repayment or other disposition of the Loan.
     9.11 Non-Merger. In the event Lender shall acquire title to the Property or any part thereof by conveyance from Borrower or as a result of foreclosure or similar remedies, this Mortgage shall not merge in the fee estate to such Property, but shall remain and continue as an existing and enforceable lien for the Liabilities secured hereby, unless and until the same shall be paid to Lender in full and released of record by Lender in writing.
     9.12 “Including” Not Limiting. Unless otherwise specifically provided, the word “including” as used in this Mortgage shall mean “including but not limited to.”
     9.13 “Hereof” Etc. Unless otherwise specifically provided, the terms “hereof”, “hereunder” and like terms as used in this Mortgage shall apply to the entirety of this Mortgage rather than to a particular Section or subsection.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Borrower, intending to be legally bound, has duly executed and delivered this Notice of Future Advance and Fifth Amended and Restated Mortgage, Security Agreement and Fixture Filing as of the day and year first above written.

SADDLEBROOK RESORTS, INC., a Florida corporation
By:	/s/ Thomas L. Dempsey
Thomas L. Dempsey
Its Chief Executive Officer

STATE OF FLORIDA
COUNTY OF
     The foregoing instrument was acknowledged before me this                 day of March, 2009, by Thomas L. Dempsey, as Chief Executive Officer of SADDLEBROOK RESORTS, INC., a Florida corporation, on behalf of the corporation, who did not take an oath and, as checked, (     ) is/are personally known by me or (     ) has/have produced the following identification:                                                                                                                                                              .

Notary Public
(AFFIX NOTARY SEAL)	My Commission Expires:

EXHIBIT “A”
Legal Description